CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

IRVING G. BRILLIANT, Chairman, and LEWIS E. DAIDONE, Chief Administrative Officer of Salomon Brothers Opportunity Fund Inc (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chairman                                   Chief Administrative Officer
Salomon Brothers Opportunity Fund Inc      Salomon Brothers Opportunity Fund Inc

/s/ Irving G. Brilliant                    /s/ Lewis E. Daidone
------------------------------------       ---------------------------
Irving G. Brilliant                        Lewis E. Daidone
Date: November 5, 2003                     Date: November 5, 2003


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.